                                                                     Exhibit 4.1

                             Steel Heddle Mfg. Co.

                                   as Issuer

                              Heddle Capital Corp.
                        Steel Heddle International, Inc.

                                 as Guarantors


                                  $100,000,000

                       10.625% Senior Subordinated Notes
                                due June 1, 2008

                                 -------------


                                   INDENTURE

                            Dated as of May 26, 1998


                                 -------------


                    United States Trust Company of New York

                                    Trustee

                               TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
ARTICLE 1
           DEFINITIONS AND INCORPORATION
           BY REFERENCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.01     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.02     Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 1.03     Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . .  16
                 1.04     Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 2
           THE NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 2.01     Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 2.02     Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . .  18
                 2.03     Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . .  18
                 2.04     Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . .  19
                 2.05     Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 2.06     Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 2.07     Replacement Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 2.08     Outstanding Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 2.09     Treasury Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 2.10     Temporary Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 2.11     Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 2.12     Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 3
           REDEMPTION AND PREPAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 3.01     Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 3.02     Selection of Notes to Be Redeemed . . . . . . . . . . . . . . . . . . . .  27
                 3.03     Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 3.04     Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . .  28
                 3.05     Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . .  28
                 3.06     Notes Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 3.07     Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 3.08     No Mandatory Redemption . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE 4
           COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 4.01     Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 4.02     Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . .  30
                 4.03     Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.04     Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 4.05     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 4.06     Stay, Extension and Usury Laws. . . . . . . . . . . . . . . . . . . . . .  32

                 4.07     Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 4.08     Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 4.09     Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 4.10     Incurrence of Indebtedness and Issuance of Preferred Stock  . . . . . . .  39
                 4.11     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 4.12     Dividend and Other Payment Restrictions Affecting Subsidiaries  . . . . .  41
                 4.13     Limitation on Layering Debt . . . . . . . . . . . . . . . . . . . . . . .  42
                 4.14     transactions with affiliates  . . . . . . . . . . . . . . . . . . . . . .  42
                 4.15     Additional Subsidiary Guarantees  . . . . . . . . . . . . . . . . . . . .  43
                 4.16     Line of business  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 4.17     Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 4.18     Status as an investment company . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE 5
           SUCCESSORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 5.01     Merger, Consolidation, or Sale of Assets  . . . . . . . . . . . . . . . .  44
                 5.02     Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . .  44

ARTICLE 6
           DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 6.01     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 6.02     Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 6.03     Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 6.04     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 6.05     Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 6.06     Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 6.07     Rights of Holders of Notes to Receive Payment . . . . . . . . . . . . . .  49
                 6.08     Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . .  49
                 6.09     Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . .  49
                 6.10     Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 6.11     Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 6.12     Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . .  50

ARTICLE 7
           TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 7.01     Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 7.02     Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 7.03     Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . .  53
                 7.04     Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 7.05     Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 7.06     Reports by Trustee to Holders of the Notes  . . . . . . . . . . . . . . .  53
                 7.07     Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . .  54
                 7.08     Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 7.09     Successor Trustee by Merger, etc. . . . . . . . . . . . . . . . . . . . .  56
                 7.10     Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . .  56
                 7.11     Preferential Collection of Claims Against Company . . . . . . . . . . . .  56

ARTICLE 8
           LEGAL DEFEASANCE AND COVENANT DEFEASANCE   . . . . . . . . . . . . . . . . . . . . . . .  56
                 8.01     Option to Effect Legal Defeasance or Covenant Defeasance  . . . . . . . .  56
                 8.02     Legal Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . .  56
                 8.03     Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 8.04     Conditions to Legal or Covenant Defeasance  . . . . . . . . . . . . . . .  57
                 8.05     Deposited Money and Government Securities to be Held in Trust;
                          Other Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . .  59
                 8.06     Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 8.07     Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE 9
           AMENDMENT, SUPPLEMENT AND WAIVER   . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 9.01     Without Consent of Holders of Notes . . . . . . . . . . . . . . . . . . .  60
                 9.02     With Consent of Holders of Notes  . . . . . . . . . . . . . . . . . . . .  61
                 9.03     Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . .  62
                 9.04     Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . .  62
                 9.05     Notation on or Exchange of Notes  . . . . . . . . . . . . . . . . . . . .  63
                 9.06     Trustee to Sign Amendments, etc.  . . . . . . . . . . . . . . . . . . . .  63

ARTICLE 10
           SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 10.01    Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . .  63
                 10.02    Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . .  63
                 10.03    Default on Designated Senior Indebtedness . . . . . . . . . . . . . . . .  64
                 10.04    Acceleration of Notes . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 10.05    When Distribution Must Be Paid Over . . . . . . . . . . . . . . . . . . .  65
                 10.06    Notice by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                 10.07    Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                 10.08    Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                 10.09    Subordination May Not Be Impaired by Company  . . . . . . . . . . . . . .  67
                 10.10    Distribution or Notice to Representative  . . . . . . . . . . . . . . . .  67
                 10.11    Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . .  67
                 10.12    Authorization to Effect Subordination . . . . . . . . . . . . . . . . . .  68
                 10.13    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

ARTICLE 11
           SUBSIDIARY GUARANTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                 11.01    Subsidiary Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                 11.02    Execution and Delivery of Subsidiary Guarantees . . . . . . . . . . . . .  70
                 11.03    Guarantors May Consolidate, etc., on Certain Terms  . . . . . . . . . . .  70
                 11.04    Releases Following Sale of Assets . . . . . . . . . . . . . . . . . . . .  71
                 11.05    Limitation of Guarantor's Liability . . . . . . . . . . . . . . . . . . .  71
                 11.06    Application of Certain Terms and Provisions to the Guarantor  . . . . . .  72
                 11.07    Subordination of Subsidiary Guarantees  . . . . . . . . . . . . . . . . .  72

ARTICLE 12
           MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 12.01    Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . .  73
                 12.02    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 12.03    Communication by Holders of Notes with Other Holders of Notes . . . . . .  74
                 12.04    Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . .  74
                 12.05    Statements Required in Certificate or Opinion . . . . . . . . . . . . . .  74
                 12.06    Rules by Trustee and Agents . . . . . . . . . . . . . . . . . . . . . . .  75
                 12.07    No Personal Liability of Directors, Officers, Employees and Stockholders   75
                 12.08    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                 12.09    No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . .  75
                 12.10    Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 12.11    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 12.12    Counterpart Originals . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 12.13    Table of Contents, Headings, etc. . . . . . . . . . . . . . . . . . . . .  76


                                    EXHIBITS

                 Exhibit A        FORM OF NOTE                                                      A-1
                 Exhibit B        FORM OF GUARANTEE                                                 B-1
                 Exhibit C        CERTIFICATE OF TRANSFEROR                                         C-1

                             CROSS-REFERENCE TABLE*

                 Trust Indenture
                   Act Section                              Indenture Section
                 --------------                             -----------------
                   310(a)(1)
                   7.10
                      (a)(2)                                       7.10
                      (a)(3)                                       N.A.
                      (a)(4)                                       N.A.
                      (b)                                          7.08; 7.10; 12.02
                      (c)                                          N.A.
                   311(a)                                          7.11
                      (b)                                          7.11
                      (c)                                          N.A.
                   312(a)                                          2.05
                      (b)                                          12.03
                      (c)                                          12.03
                   313(a)                                          7.06
                      (b)(1)                                       N.A.
                      (b)(2)                                       7.06
                      (c)                                          7.06; 12.02
                      (d)                                          7.06
                   314(a)                                          4.09; 12.02
                      (b)                                          N.A.
                      (c)(1)                                       12.04
                      (c)(2)                                       7.02; 12.04
                      (c)(3)                                       N.A.
                      (d)                                          N.A.
                      (e)                                          12.05
                      (f)                                          N.A.
                   315(a)                                          7.01(2)
                      (b)                                          7.05; 12.02
                      (c)                                          7.01(1)
                      (d)                                          7.01(3)
                      (e)                                          6.11
                   316(a)(last sentence)
                   2.09
                      (a)(1)(A)
                   6.05
                      (a)(1)(B)                                    6.04
                      (a)(2)                                       N.A.
                      (b)                                          6.07
                   317(a)(1)                                       6.08
                      (a)(2)                                       6.09
                      (b)                                          2.04
                   318(a)                                          12.01

---------------------
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                   INDENTURE dated as of May 26, 1998, among Steel Heddle Mfg. Co., a Pennsylvania corporation (the "Company"), Heddle Capital Corp., a Delaware corporation, and Steel Heddle International, Inc., a South Carolina corporation, as guarantors (collectively, the "Guarantors"), and United States Trust Company of New York, as trustee (the "Trustee").


                   Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10.625% Series A Senior Subordinated Notes due 2008 (the "Series A Notes") and the 10.625% Series B Senior Subordinated Notes due 2008 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE


SECTION 1.01       DEFINITIONS

                   "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.


                   "Acquisition Transactions" means, the series of transactions whereby pursuant to a Stock Purchase Agreement dated May 1, 1998 AIP will purchase (the "Stock Purchase") from Butler Capital Corporation and certain other persons all of the issued and outstanding shares of capital stock of SH Holdings Corp., a Pennsylvania corporation ("Old Holdings"). Pursuant to the Stock Purchase and certain related transactions that will be consummated substantially simultaneously, (i) AIP and certain management investors will purchase common equity of Steel Heddle Group, Inc., a Delaware corporation ("SH Group"), (ii) the Company will issue and sell the Notes, together with the guarantee thereof of the Guarantors, (iii) the Company will enter into a Credit Agreement with the lenders and administrative and collateral agents named therein pursuant to which it will borrow $30,000,000 in term loans and approximately $3,600,000 in revolving loans, (iv) the Company will advance $63,000,000 to SH Group in the form of an intercompany note, and (v) SH Group will purchase the issued and outstanding capital stock of Old Holdings. Immediately upon the consummation of the Stock Purchase, (a) SH Intermediate Corp., a Delaware corporation and wholly owned subsidiary of Old Holdings will merge with and into its wholly owned subsidiary, the Company, with the Company being the surviving corporation, (b) Old Holdings will merge with and into the Company, with the Company being the surviving corporation, and (c) SH-AIP Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of SH Group will merge with and into the Company, with the Company being the surviving corporation.

                   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing, the limited partners in AIP shall not be deemed to be Affiliates of AIP solely by reason of their investment in such funds.

                   "Agent" means any Registrar, Paying Agent or co-registrar.

                   "AIP" means, collectively, American Industrial Partners Capital Fund, L.P., a Delaware limited partnership, and American Industrial Partners Capital Fund II, L.P., a Delaware limited partnership.

                   "Asset Sale" means (i) the sale, lease, conveyance or other disposition that does not constitute a Restricted Payment or an Investment by such person of any of its non-cash assets (including, without limitation, by way of a sale and leaseback and including the issuance, sale or other transfer of any of the capital stock of any Subsidiary of such person but excluding Cash Equivalents liquidated in the ordinary course of business) other than to the Company or to any of its Wholly Owned Subsidiaries that is a Guarantor (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance); and (ii) the issuance of Equity Interests in any Subsidiaries or the sale of any Equity Interests in any Subsidiaries, in each case, in one or a series of related transactions, provided, that notwithstanding the foregoing, the term "Asset Sale" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, as permitted pursuant to
Section 5.01 hereof, (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice, (c) the sale or disposal of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable; (d) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (e) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary,
(f) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (g) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property and
(h) Permitted Investments.

                   "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

                   "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

                   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                   "Capital Contribution" means any contribution to the equity of the Company for which no consideration is given other than common stock with no redemption rights and no special privileges, preferences, or special voting rights.

                   "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                   "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition,
(d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Company shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, and (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs (a), (b), (c) or (d) hereof.

                   "Change of Control" means such time as (i) prior to the initial public offering by the Company of any shares of its common stock (other than a public offering pursuant to a registration statement on Form S-8), AIP and its Affiliates (collectively, the "Initial Investors") cease to be, directly or indirectly, the beneficial owners, in the aggregate of at least 51% of the voting power of the voting common stock of the Company or (ii) after the initial public offering by the Company of any shares of its common stock (other than a public offering pursuant to a registration statement on Form S-8), (A) any Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, or any amendment to such Schedule or Form, is received by the Company which indicates that, or the Company otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (except, in the case of the Company, the Parent) has become, directly or indirectly, the "beneficial owner," by way of merger, consolidation or otherwise, of 35% or more of the voting power of the voting capital stock of the Company and (B) any such person or group has become, directly or indirectly, the beneficial owner of a greater percentage of the voting capital stock of the Company than is beneficially owned by the Initial Investors, or
(iii) the sale, lease or transfer of all or substantially all of the assets of the Company to any person or group (other than the Initial Investors or their Related Parties (as defined below)), or (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any Continuing Directors) cease for any reason to constitute a majority of the directors of the Company then in office. "Related Party" with respect to any Initial Investor means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse, or immediate family member (in the case of any individual) of such Initial Investor or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Initial Investor and/or such other persons referred to in the immediately preceding clause (A).

                   "Consolidated EBITDA" means, with respect to the Company and its Subsidiaries for any period, the sum of, without duplication, (i) the Consolidated Net Income for such period, plus (ii) the Fixed Charges for such period, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (iv) consolidated depreciation, amortization and other non-cash charges of the Company and its Subsidiaries required to be reflected as expenses on the books and records of the Company, minus (v) cash payments with respect to any non-recurring, non-cash charges previously added back pursuant to clause (iv), and (vi) excluding the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

                   "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, whether or not distributed to the Company or one of its Subsidiaries, and (vi) all other extraordinary gains and extraordinary losses shall be excluded.

                   "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) was appointed by AIP pursuant to the Shareholders Agreements.

                   "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

                   "Credit Agreement" means that certain Credit Agreement, dated as of the date of this Indenture, by and among the Company and NationsBank, N.A., as administrative agent and the lenders parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, extended, restated or refinanced from time to time, including any agreement restructuring or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders; provided that the total amount of Senior Indebtedness is not thereby increased beyond the amount that may then be incurred at such time pursuant to the covenant described in Section 4.10.

                   "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                   "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

                   "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

                   "Designated Senior Indebtedness" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) thereafter, any other Senior Indebtedness permitted under this Indenture the principal amount of which is $25,000,000 or more and that has been designated by the Company as "Designated Senior Indebtedness."

                   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

                   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                   "Equity Offering" means an underwritten public offering of Equity Interests of the Company or the Parent, other than Disqualified Stock, pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                   "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

                   "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture until such amounts are repaid.

                   "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, amortization of deferred financing fees, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and
(iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.

                   "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, retires, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, retirement, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing and refinancing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

                   "Foreign Subsidiary" means any Wholly Owned Subsidiary organized and incorporated in a jurisdiction outside of the United States that is not a Guarantor.

                   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

                   "Global Note" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

                   "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                   "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep well, to purchase assets, goods, letters of credit, reimbursement agreements, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has corresponding meaning.

                   "Guarantor Senior Indebtedness" means (i) the Senior Bank Debt and any Guarantees by any Guarantor of the Senior Bank Debt and (ii) any other Indebtedness permitted to be incurred by any Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Subsidiary Guarantees. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include (w) any liability for federal, state, local, or other taxes owed or owing by any Guarantor, (x) any Indebtedness of any Guarantor to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

                   "Guarantors" means each Subsidiary of the Company that executes a Subsidiary Guarantee guaranteeing the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns.

                   "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

                   "Holder" means a Person in whose name a Note is registered on the Registrar's books.

                   "Indebtedness" means, with respect to any Person, any (i) indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, incurred in the ordinary course of business, but other than with respect to, letters of credit and Hedging Obligations only, if and to the extent any of the foregoing indebtedness would appear as a liability upon a consolidated balance sheet of such Person prepared in accordance with GAAP,
(ii) all Obligations of such Person with respect to any conditional sale or title retention agreement, (iii) the amount of all Obligations of such Person with respect to redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any preferred stock,
(iv) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, (v) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

                   "Indenture" means this Indenture, as amended or supplemented from time to time.

                   "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding guarantees of Indebtedness of the Company or any Subsidiary to the extent such guarantee is permitted in Section 4.10), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), transfers of assets outside the ordinary course of business (other than Asset Sales), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

                   "Issue Date" means the date of first issuance of the Notes under this Indenture.

                   "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                   "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                   "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale or equity contribution in respect of Qualified Capital Stock plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, the sum of all payments, fees, commissions, and customary and reasonable expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale or equity contribution in respect of Qualified Capital Stock.

                       "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                       "Net Proceeds" means the aggregate cash and Cash Equivalents received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) and, with respect to Section 4.09 hereof, by the Company or any Subsidiary in respect of the sale of an Unrestricted Subsidiary and the sale, liquidation or repayment for cash of a Restricted Investment, in each case, net of the direct costs relating thereto (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax-sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                   "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Subsidiary of SH Group (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, or the stock or assets of any Subsidiary of the Company, including the stock of any Unrestricted Subsidiary.

                   "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

                   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                   "Offering" means the Offering of the Notes by the Company.

                   "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                   "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

                   "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                   "Parent" means Steel Heddle Group, Inc., a Delaware corporation, or its successor.

                   "Permitted Investments" means (a) any Investments in the Company or in a Wholly Owned Subsidiary of the Company and that is engaged in one or more Related Businesses; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company that is engaged in one or more Related Businesses or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is engaged in one or more Related Businesses; (d) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.08; (e) Investments outstanding as of the date of this Indenture; (f) Investments in the form of promissory notes of members of the Company's management in consideration of the purchase by such members of Equity Interests (other than Disqualified Stock) in the Company; (g) Investments which constitute Existing Indebtedness of the Company of any of its Subsidiaries; (h) accounts receivable, endorsements for collection or deposits arising in the ordinary course of business; and (i) other Investments in any Person or persons that do not in the aggregate exceed $10,000,000 at any time outstanding; provided, however, that to the extent there would be, and to avoid, any duplication in determining the amounts of investments outstanding under this clause (i), any amounts which were credited under clause (c) of
Section 4.09 hereof shall reduce the amounts outstanding under this clause (i).

                   "Permitted Liens" means (i) Liens securing Senior Indebtedness or Guarantor Senior Indebtedness in an aggregate principal amount at any time outstanding not to exceed amounts permitted under Section 4.10 hereof; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company including any permitted Refinancings thereof; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of this Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed in the aggregate $5,000,000 at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (ix) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (x) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries; (xi) Purchase Money Liens (including extensions and renewals thereof); (xii) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof; (xiii) judgment and attachment Liens not giving rise to an Event of Default; (xiv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; (xv) Liens arising out of consignment or similar arrangements for the sale of goods; (xvi) any interest or title of a lessor in property subject to any capital lease obligation or operating lease; (xvii) Liens on assets of Subsidiaries with respect to Acquired Indebtedness (including Liens securing Permitted Refinancing Indebtedness thereof); provided, such Liens are only on assets or property acquired with such Acquired Indebtedness and that such Liens were not created in contemplation of or in connection with such Acquisition; and (xviii) Liens granted by a Foreign Subsidiary to secure Indebtedness of such Foreign Subsidiary.

                   "Permitted Payments to Parent" means without duplication,
(a) payments to Parent in an amount sufficient to permit Parent to pay reasonable and necessary operating expenses and other general corporate expenses to the extent such expenses relate or are fairly allocable to the Company and its Subsidiaries including any reasonable professional fees and expenses, but excluding all expenses payable to or to be paid to or on behalf of AIP, its other Affiliates and its Related Parties not in excess of $500,000 in any fiscal year; and (b) payments to Parent to enable Parent to pay foreign, federal, state or local tax liabilities ("Tax Payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its Subsidiaries and Unrestricted Subsidiaries to the appropriate taxing authorities if they filed separate tax returns to the extent that Parent has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company or its Subsidiaries and Unrestricted Subsidiaries provided, however, that (i), notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by Company and any of its United States subsidiaries in respect of their Federal income tax liability, such payment shall be determined assuming that the Company is the parent company of an affiliated group (the "Company Affiliated Group") filing a consolidated Federal income tax return and that Parent and each such United States subsidiary is a member of the Company Affiliated Group and (ii) any Tax Payments shall either be used by Parent to pay such tax liabilities within 90 days of Parent's receipt of such payment or refunded to the payee.

                   "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (a) the principal amount of such Permitted Refinancing Indebtedness does not exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the refinancing and the amount of any premium or prepayment penalty paid in connection with such refinancing transaction to the extent in accordance with the terms of the document governing such Indebtedness (except for any modification to any such document made in connection with or in contemplation of such refinancing) the lesser of (i) the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded and (ii) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such refinancing, plus, in each case accrued interest on such Indebtedness being refinanced; (b) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (d) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                   "Purchase Money Lien" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under this Indenture and incurred solely to finance the acquisition, including, in the case of a Capital Lease, the lease, of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

                   "Purchase Money Obligations" of any person means any obligations of such person to any seller or any other person incurred or assumed to finance solely the acquisition, including, in the case of a Capital Lease, the lease, of real or personal property to be used in the business of such person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

                   "Qualified Capital Stock" means any Capital Stock of the Company, or, if expressly applicable, the Parent, that is not Disqualified Stock.

                   "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                   "Regulation S" means Regulation S promulgated under the Securities Act.

                   "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses, including reasonable extensions or expansions thereof.

                   "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

                   "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                   "Restricted Investment" means an Investment other than a Permitted Investment.

                   "Rule 144A" means Rule 144A promulgated under the Securities Act.

                   "SEC" means the United States Securities and Exchange Commission.

                   "Securities Act" means the Securities Act of 1933, as amended.

                   "Senior Bank Debt" means all Obligations in respect of the Indebtedness (including, without limitation, interest accruing after filing of a petition in bankruptcy, whether or not such interest is an allowable claim in such proceeding) outstanding under the Credit Agreement.

                   "Senior Indebtedness" means (i) the Senior Bank Debt and
(ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

                   "Senior Revolving Debt" means revolving credit borrowings and letters of credit under the Credit Agreement and/or any successor facility or facilities.

                   "Senior Term Debt" means term loans under the Credit Agreement and/or any successor facility or facilities.

                   "SH-AIP Acquisition Corporation" means the predecessor to the Company, immediately before the consummation of the Acquisition Transactions.

                   "Shareholders Agreement" means the shareholders agreement by and between Parent and certain of its shareholders.

                   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

                   "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unrestricted Subsidiaries shall not be included in the definition of Subsidiary for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary").

                   "Subsidiary Guarantees" means the Subsidiary Guarantees of the Guarantors in the form set forth as Exhibit B hereto.

                   "Subsidiary Guarantor" means a Subsidiary which has guaranteed the Notes in accordance with this Indenture.

                   "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                   "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 2.06 hereof.

                   "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                   "Unrestricted Subsidiary" means (i) any Subsidiary (other than Guarantors or any successors) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation to subscribe for additional Equity Interests or maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries and (ii) any Subsidiary of an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.09 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.10 hereof, and
(ii) no Default or Event of Default would be in existence following such designation.

                   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each of the remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twentieth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                   "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of this Indenture (except, as the context may otherwise require, for purposes of the definition of "Unrestricted Subsidiary.")


SECTION 1.02       OTHER DEFINITIONS

                                                      Defined in
 Term                                                 Section
 ----                                                 -------
 "Acceleration Notice"                                6.02
 "Affiliate Transaction"                              4.14
 "Asset Sale Offer"                                   4.08
 "Bankruptcy Law"                                     6.01
 "Benefited Party"                                    11.01
 "Change of Control Offer"                            4.07
 "Change of Control Payment"                          4.07
 "Change of Control Payment Date"                     4.07
 "Covenant Defeasance"                                8.03
 "DTC"                                                2.03
 "Event of Default"                                   6.01
 "Excess Proceeds"                                    4.08
 "incur"                                              4.10
 "Legal Defeasance"                                   8.02
 "Offer Amount"                                       4.08
 "Offer Period"                                       4.08
 "Paying Agent"                                       2.03
 "Payment Blockage Notice"                            10.03
 "Payment Default"                                    10.03
 "Purchase Date"                                      4.08
 "Registrar"                                          2.03
 "Restricted Payments"                                4.09

SECTION 1.03       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

                   Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                   The following TIA terms used in this Indenture have the following meanings:

                   "indenture securities" means the Notes;

                   "indenture security Holder" means a Holder of a Note;

                   "indenture to be qualified" means this Indenture;

                   "indenture trustee" or "institutional trustee" means the Trustee;

                   "obligor" on the Notes means the Company, the Guarantors and any successor obligor upon the Notes.

                   All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04       RULES OF CONSTRUCTION

                   Unless the context otherwise requires:

                   (1)         a term has the meaning assigned to it;

                   (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                   (3)         "or" is not exclusive;

                   (4) words in the singular include the plural, and in the plural include the singular;

                   (5) provisions apply to successive events and transactions; and

                   (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01       FORM AND DATING

                   The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                   The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the event of a conflict, the terms of the Indenture shall control.

                   Global Notes shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.
Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

SECTION 2.02       EXECUTION AND AUTHENTICATION

                   Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

                   If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                   A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                   The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                   The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03       REGISTRAR AND PAYING AGENT

                   The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                   The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

                   The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04       PAYING AGENT TO HOLD MONEY IN TRUST

                   The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any default in the payment of principle of, premium, if any or accrued interest or Liquidated Damages, if any, on the Notes pursuant to Sections 6.01(1) and 6.01(2) hereof, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for all funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05       HOLDER LISTS

                   The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).
If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06       TRANSFER AND EXCHANGE

                   (a)          Transfer and Exchange of Definitive Notes.
When Definitive Notes are presented by a Holder to the Registrar with a request: (x) to register the transfer of the Definitive Notes; or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange: (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (ii) in the case of a Definitive Note that is a Transfer Restricted Note, such request shall be accompanied by the following additional information and documents, as applicable: (A) if such Transfer Restricted Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto); or (B) if such Transfer

Restricted Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto); or (C) if such Transfer Restricted Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                   (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with: (i) if such Definitive Note is a Transfer Restricted Note, a certification from the Holder thereof (in substantially the form of Exhibit C hereto) to the effect that such Definitive
Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and (ii) whether or not such Definitive Note is a Transfer Restricted Note, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

                   (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                   (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                               (i)         Any Person having a beneficial
interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Note, the following additional information and documents (all of which may be submitted by facsimile): (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit C hereto); or (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C hereto); or (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                               (ii)        Definitive Notes issued in exchange
for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

                   (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                   (f) Authentication of Definitive Notes in Absence of Depository. If at any time: (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                   (g)         Legends.

                               (i)         Except as permitted by the following
paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                   THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OR A DEPOSITORY OR A SUCCESSOR DEPOSITORY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                   THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                   (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (As defined in Rule 144A under the Securities Act) (A "QIB") OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

                   (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITHANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                   (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                   AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                               (ii)     Upon any sale or transfer of a Transfer
Restricted Note (including any Transfer Restricted Note represented by a Global
Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act: (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the first legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Note; and (B) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the first legend set forth in (i) above, but shall continue to be subject to the provisions of
Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Note that does not bear the first legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit C hereto).

                               (iii)    Notwithstanding the foregoing, upon
consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the first legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

                   (h)         Cancellation and/or Adjustment of Global Notes.
At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

                   (i)         General Provisions Relating to Transfers and
Exchanges.

                               (i)      To permit registrations of transfers
and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                               (ii)     No service charge shall be made to a
Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 4.07 and 4.08 hereto).

                               (iii)    The Registrar shall not be required to
register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                               (iv)     All Definitive Notes and Global Notes
issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                               (v)      The Company shall not be required: (A)
to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                               (vi)     Prior to due presentment for the
registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                               (vii)    The Trustee shall authenticate
Definitive Notes and Global Notes in accordance with the provisions of Section
2.02 hereof.

SECTION 2.07       REPLACEMENT NOTES

                   If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                   Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08       OUTSTANDING NOTES

                   The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                   If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                   If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                   If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09       TREASURY NOTES

                   In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. The Company shall notify the Trustee in writing, when it or any Affiliate of the Company repurchases or otherwise acquires Notes, and of the aggregate principle amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10       TEMPORARY NOTES

                   Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                   Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11       CANCELLATION

                   The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12       DEFAULTED INTEREST

                   If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.01       NOTICES TO TRUSTEE

                   If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is consented to in writing by the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02       SELECTION OF NOTES TO BE REDEEMED

                   If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                   The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03       NOTICE OF REDEMPTION

                   Subject to the provisions of Section 3.07 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                   The notice shall identify the Notes to be redeemed and shall state:

                   (a)     the redemption date;

                   (b)     the redemption price;

                   (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                   (d)     the name and address of the Paying Agent;

                   (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                   (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                   (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                   (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                   At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04       EFFECT OF NOTICE OF REDEMPTION

                   Once notice of redemption is mailed in accordance with
Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05       DEPOSIT OF REDEMPTION PRICE

                   One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed.

                   If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption unless the Company defaults in such payments due on the redemption date. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06       NOTES REDEEMED IN PART

                   Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07       OPTIONAL REDEMPTION

                   (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this
Section 3.07 prior to June 1, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days notice to the Holders, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date if redeemed during the twelve-month period beginning on June 1 of the years indicated below:


                 YEAR                                                      PERCENTAGE
                 ----                                                      ----------
                 2003   . . . . . . . . . . . . . . . . . . . . . . . . . .  105.313%
                 2004   . . . . . . . . . . . . . . . . . . . . . . . . . .  103.542%
                 2005   . . . . . . . . . . . . . . . . . . . . . . . . . .  101.771%
                 2006 and thereafter    . . . . . . . . . . . . . . . . . .  100.000%

                  (b)  Notwithstanding the provisions of clause (a) of this
Section 3.07, at any time prior to June 1, 2001, the Company may (but shall not have the obligation to) redeem up to 35% of the original aggregate principal amount of Notes at a redemption price of 110.625% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the Net Cash Proceeds received by the Company from one or more Equity Offerings; provided that, in each case, at least 65% of the aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

                  (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08      NO MANDATORY REDEMPTION

                  The Company shall not be required to make mandatory redemption payments with respect to the Notes.


                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01      PAYMENT OF NOTES

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company shall notify the Trustee of the amount of Liquidated Damages, if any, within one day of any payment date. In the absence of such notice, the Trustee is conclusively entitled to assume that no Liquidated Damages are payable under the Registration Rights Agreement.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02      Maintenance of Office or Agency

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                          The Company may also from time to time designate one
or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.
The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                          The Company hereby designates the Corporate Trust
Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03      Reports

                  (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to all Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, at any time after the effectiveness of a registration statement with respect to the Exchange Offer, the Company shall file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and shall promptly make such information available to all securities analysts and prospective investors upon request.

                  (b) For so long as any Transfer Restricted Notes remain outstanding, the Company and the Subsidiary Guarantors shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04      COMPLIANCE CERTIFICATE

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05      TAXES

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06      STAY, EXTENSION AND USURY LAWS

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so), hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07      CHANGE OF CONTROL

                  Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment") on a date (the "Change of Control Payment Date") no later than 60 Business Days after the occurrence of the Change of Control. Within 35 days following any Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Indenture and described in such notice, which offer shall remain open for at least 20 Business Days following its commencement, but in any event no longer than 30 Business Days. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 4.07, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 4.07.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                       Prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Designated

Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Designated Senior Indebtedness to permit the repurchase of Notes required by this Section 4.07. The Company will not be required to purchase any Notes until it has complied with the preceding sentence, but the Company's failure to make a Change of Control Offer when required or to purchase tendered Notes when tendered shall constitute an Event of Default.

                  If the Change of Control Payment Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the person in whose name a
Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Notes pursuant to the Change of Control Offer.

SECTION 4.08      ASSET SALES

                  The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale in excess of $1,000,000 unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, of the assets or Equity Interests sold or otherwise disposed of and, in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or such Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto, but excluding contingent liabilities and trade payables) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets and from which the Company or such Subsidiary are unconditionally released from liability and (y) any notes, securities or other obligations received by the Company or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash shall (to the extent of the cash received) be deemed to be cash for purposes of this provision and the receipt of such cash shall be treated as cash received from the Asset Sale for which such Notes or obligations were received.

                  The Company or any of its Subsidiaries may apply the Net Proceeds from each Asset Sale, at its option, within 360 days after the consummation of such Asset Sale, (a) to permanently reduce any Senior Indebtedness, Guarantor Senior Indebtedness or, in the case of an Asset Sale by a Foreign Subsidiary, to permanently reduce Indebtedness of such Foreign Subsidiary (and in the case of any senior revolving indebtedness to correspondingly permanently reduce commitments with respect thereto), (b) to make capital expenditures, for the acquisition of another business or the acquisition of other long-term assets, in each case, in the same or a Related Business or (c) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior

Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") and to holders of other Indebtedness of the Company outstanding ranking on a parity with the Notes with similar provisions requiring the Company to make a similar offer with proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, to purchase the maximum principal amount (or accreted value, as applicable) of Notes and such other Indebtedness, if any, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value, as applicable) thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes and such Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                  Any Asset Sale Offer shall remain open for at least 20 Business Days, but in any event no longer than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 4.08 (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, compliance by the Company or any of its subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 4.08.

                       If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale

Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                       (a) that the Asset Sale Offer is being made pursuant to this Section 4.08 and the length of time the Asset Sale Offer shall remain open;

                       (b) the Offer Amount, the purchase price and the Purchase Date;

                       (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                       (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest on and after the Purchase Date;

                       (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                       (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                       (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                       (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                       (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                       On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.08. The Company, the Depository or the Paying Agent, as the case may be, shall promptly

(but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

SECTION 4.09      RESTRICTED PAYMENTS

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' or direct or indirect parent's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate or Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Subsidiary of the Company); (iii) make any principal payment on or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to or pari passu (unless, in the case of pari passu Indebtedness only, such purchase, redemption, defeasance, acquisition, or retirement is made, or offered (if applicable), pro rata with the Notes or the Subsidiary Guarantees, if applicable) with the Notes or any of the Subsidiary Guarantees, as applicable (and other than Notes or the Subsidiary Guarantees, as applicable), except for any scheduled repayment or at the final maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (b)        the Company would, at the time of such
        Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10 hereof; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (vi), (vii), (viii) and (ix), but excluding Restricted Payments permitted by clauses (ii), (iii), (iv),
        (v) and (x) of the next succeeding paragraph), is less than the sum of
        (i) 50% of the Consolidated Net Income (adjusted to exclude any amounts that are otherwise included in this clause (c) to the extent there would be, and to avoid, any duplication in the crediting of any such amounts) of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate Net Proceeds received by the Company after the Issue Date from a Capital Contribution or from the issue or sale of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary or an Unrestricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) 100% of any cash dividends received by the Company or a Wholly Owned Subsidiary of the Company after the Issue Date from an Unrestricted Subsidiary of the Company, plus (iv) 100% of the Net Proceeds realized by the Company or a Wholly Owned Subsidiary of the Company upon the sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to such person) following the Issue Date, plus (v) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of Net Proceeds received by the Company or a Wholly Owned Subsidiary of the Company with respect to such Restricted Investment.

                  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the payment of a fee to AIP or its designee on the Issue Date of not more than $2,000,000 for certain investment banking, advisory and management services rendered to the Company in connection with the Acquisition Transactions and if no Default or Event of Default shall have occurred and be continuing (and shall not have been waived) or shall occur as a consequence thereof, the payment by the Company (either directly or indirectly, e.g. through the Parent) of a management fee to AIP in an amount not to exceed $895,000 in any year plus an additional amount in such year (not to exceed $895,000) to the extent such management fee was not payable by reason of this clause (ii) in any prior fiscal year and the reimbursement by the Company of AIP's reasonable out-of-pocket expenses incurred in connection with the rendering of management services to or on behalf of the Company; provided, however, that the obligation of the Company to pay such management fee will be subordinated to the payment of all Obligations with respect to the Notes (and any Subsidiary Guarantee thereof); (iii) the making of any Restricted Investment, directly or indirectly, in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent capital contribution or sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided, that any Net Cash Proceeds that are utilized for any such Restricted Investment shall be excluded from clauses
(c)(i) and (c)(ii) of the preceding paragraph; (iv) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that any Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clauses (c)(i) and (c)(ii) of the preceding paragraph; (v) the defeasance, redemption, repurchase, acquisition or other retirement of pari passu or subordinated Indebtedness with the Net Cash Proceeds from an incurrence of Permitted Refinancing Indebtedness or, in exchange for, or out of the Net Cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided, that any Net Cash Proceeds that are utilized for any such defeasance, redemption, repurchase shall be excluded from clauses (c)(i) and
(c)(ii) of the preceding paragraph; (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any Subsidiaries') management pursuant to any management agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5,000,000 in the aggregate (net of the Net Cash Proceeds received by the Company from subsequent reissuances of such Equity Interests to new members of management), and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vii) so long as no Default or Event of Default shall have occurred and is continuing, Restricted Payments in an aggregate amount not to exceed $1,000,000; (viii) pro rata dividends and other distributions on the Capital Stock of any Subsidiary of the Company by such Subsidiary; (ix) payments in lieu of fractional shares in an amount not to exceed $250,000 in the aggregate; and (x) Permitted Payments to Parent.

                  Additionally, the foregoing provisions of this Section 4.09 will not prohibit, so long as no Default or Event of Default shall have occurred and be continuing, any payment to Parent (i) made not more than 10 Business Days after an Interest Payment Date if the Company shall first have paid to the Holders all principal, premium (if any) and interest (and Liquidated Damages, if any) due and owing on the Notes on or prior to such Interest Payment Date and (ii) used by Parent concurrently with such payment to make a scheduled interest payment on the SH Group Debentures as required by the SH Group Debentures as they exist on the Issue Date. The full amount of any Restricted Payments made pursuant to this paragraph, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (c) of the first paragraph of this Section 4.09.

                  The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.09. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculation required by this Section 4.09 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.10      INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock or Disqualified Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and the Company's Subsidiaries that are Guarantors may incur Indebtedness and issue preferred stock or Disqualified Stock if, in each case: (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; and (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided, that no Guarantee may be incurred pursuant to this paragraph, unless the guaranteed Indebtedness is incurred by the Company or a Subsidiary of the Company pursuant to this paragraph.

                  The foregoing provisions will not apply to:

                  (i) the incurrence of Indebtedness by the Company or its Subsidiaries under the Credit Agreement in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed an amount (including any Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any such Indebtedness) equal to $70,000,000, less (i) an amount equal to the cumulative mandatory amortization payments required under the Credit Agreement in existence as of the Issue Date (irrespective of whether any such payments are actually made or whether the Credit Agreement remains in existence and (ii) the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount or, as applicable the commitments with respect to such Indebtedness pursuant to Section 4.08 hereof;

                  (ii) the Existing Indebtedness;

                  (iii) the incurrence by the Company of Indebtedness represented by the Notes (up to an aggregate principal amount of $100,000,000) and by the Subsidiaries of Indebtedness represented by the Subsidiary Guarantees of such Notes;

                  (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease
        Obligations, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary, in an aggregate principalamount not to exceed $10,000,000 at any time outstanding (including any Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any such Indebtedness);

                       (v) the incurrence by the Company or any of its
                  Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred or was outstanding on the Issue Date, after giving effect to the Acquisition Transactions;

                       (vi) the incurrence by the Company or any of its Wholly
                  Owned Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and
                  (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

                       (vii) the incurrence by the Company or any of its
                  Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by this Indenture to be incurred;

                       (viii) the incurrence by the Company or any of its
                  Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding (including any Indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any such Indebtedness) not to exceed $10,000,000;

                       (ix) the incurrence by the Company or any Subsidiary of
                  Indebtedness in respect of judgment, appeal, surety, performance and other like bonds, bankers acceptance and letters of credit provided by the Company and its Subsidiaries in the ordinary course of business in an aggregate amount outstanding (including any indebtedness incurred to refinance, retire, renew, defease, refund or otherwise replace any such indebtedness) at any time of not more than $500,000; and

                       (x) Indebtedness incurred by the Company or any of its
                  Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees of letters of credit, surety bonds or performance bonds securing the performance of the Company or any of its Subsidiaries to any person acquiring all or a portion of such business, or assets of a Subsidiary of the Company for the purpose of financing such acquisition, in a principal amount not to exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors of the Company in good faith) actually received by the Company or any of its Subsidiaries in connection with such disposition.

                  Notwithstanding any other provision of this Section 4.10, a Guarantee by a Guarantor of Indebtedness of the Company or another Guarantor permitted by the terms of this Indenture at the time such Indebtedness was incurred will not constitute a separate incurrence of Indebtedness.

                  Indebtedness or Disqualified Stock of any person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

SECTION 4.11      LIENS

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes and the Subsidiary Guarantees of the Guarantors are secured by such Lien on an equal and ratable basis; provided, that if the Obligation secured by any Lien is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantees, the Lien securing such Obligation shall be subordinate and junior to the Lien securing the Notes and such Subsidiary Guarantees with the same or lesser relative priority as such Obligation shall have been with respect to the Notes and such Subsidiary Guarantees.

SECTION 4.12      DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                  SUBSIDIARIES

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the Credit Agreement as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings may be no more restrictive with respect to such dividend and other payment restrictions than the most restrictive of those contained in the Credit Agreement as in effect on the date of this Indenture, (c) this Indenture and the Notes or Indebtedness permitted to be incurred pursuant to the Indenture and ranking pari passu with the Notes or the Subsidiary Guarantees, as applicable, to the extent such restrictions are no more restrictive than those of the Indenture, (d) applicable law, (e) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired,
(f) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (g) Purchase Money Obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above only on the property so acquired,
(h) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of this Indenture, provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Permitted Lien as set forth in clause (xi) of the definition of "Permitted Lien," (i) any restriction or encumbrance contained in contracts for sale of assets permitted by this Indenture in respect of the assets being sold pursuant to such contract, (j) Senior Indebtedness, Guarantor Senior Indebtedness or Indebtedness of a Foreign Subsidiary permitted to be incurred under this Indenture and incurred on or after the date of this Indenture, provided, that such encumbrances or restrictions in such Indebtedness are no more onerous than the most restrictive of the restrictions contained in the Credit Agreement on the date of this Indenture, or (k) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.13      LIMITATION ON LAYERING DEBT

                  The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that by its terms or the terms of any document or instrument relating thereto is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that by its terms or the terms of any document or instrument relating thereto is subordinate or junior in right of payment to any Guarantor Senior Indebtedness and senior in any respect in right of payment to any Subsidiary Guarantees.

SECTION 4.14      TRANSACTIONS WITH AFFILIATES

                  The Company shall not, and shall not permit any of its Subsidiaries to enter into any transaction (including the sale, lease, exchange, transfer or other disposition of any of its properties or assets or services, or the purchase of any property, assets or services) or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions entered into after the date of this Indenture involving aggregate consideration in excess of $5,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transactions comply with clause (i) above and that such Affiliate Transactions have been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transactions or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, a favorable written opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transactions from a financial point of view issued by an investment banking firm of national standing in the United States, or in the event such transaction is a type that investment bankers do not generally render fairness opinions, a valuation or appraisal firm of national standing; provided that the following shall not be deemed to be Affiliate Transactions: (w) the provision of administrative or management services by the Company or any of its officers to any of its Subsidiaries in the ordinary course of business consistent with past practice, (x) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (y) transactions between or among the Company and/or its Wholly Owned Subsidiaries or Guarantors and (z) transactions permitted by Section 4.09 hereof. In addition, none of the Acquisition Transactions shall be deemed to be Affiliate Transactions.


SECTION 4.15      ADDITIONAL SUBSIDIARY GUARANTEES


                  All Subsidiaries of the Company (other than Foreign Subsidiaries) shall be Guarantors. Notwithstanding anything in this Indenture to the contrary, if any subsidiary of the Company that is not a Guarantor guarantees any other Indebtedness of the Company or any Subsidiary of the Company that is a Guarantor, or the Company or a Subsidiary of the Company pledges more than 65% of the capital stock of such subsidiary to a United States lender, then such Subsidiary must become a Guarantor.


SECTION 4.16      LINE OF BUSINESS


                  Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.


Section 4.17      Corporate Existence


                       Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.


SECTION 4.18      STATUS AS AN INVESTMENT COMPANY


                  The Company and its Subsidiaries are not required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01      MERGER, CONSOLIDATION, OR SALE OF ASSETS

                  The Company will not in a single transaction or series of related transactions consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly or indirectly sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, the Subsidiary Guarantees and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction, no Default or Event of Default exists; (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph in Section 4.10 hereof; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. Notwithstanding the foregoing, the mergers and the related transactions comprising the Acquisition Transactions shall be deemed to be expressly permitted under the Indenture and shall not require the execution and delivery of a supplemental indenture.

SECTION 5.02      SUCCESSOR CORPORATION SUBSTITUTED

                  Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such transfer is made shall succeed to, and (except in the case of a lease) be substituted for and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

                  For the purposes of this Article 5, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01      EVENTS OF DEFAULT

                  An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of interest or Liquidated Damages, if any on any Note when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

                  (2) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 10 hereof;

                  (3) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.07 or 4.08 hereof, which failure remains uncured for 30 days;

                  (4) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture;

                  (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium on such Indebtedness when due (after giving effect to any applicable grace period provided in such Indebtedness) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other Indebtedness as to which there has been such a payment default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

                  (6) one or more nonappealable final judgments for the payment of money (not fully covered by insurance) are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries and such judgment or judgments are not paid, bonded, discharged or stayed for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5,000,000;

                  (7) any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                  (8) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                       (a)        commences a voluntary case,

                       (b) consents to the entry of an order for relief against it in an involuntary case,

                       (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                       (d) makes a general assignment for the benefit of its creditors, or

                       (e) generally is not paying its debts as they become due; or

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                       (a) is for relief against the Company or any Subsidiary in an involuntary case,

                       (b) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the property of the Company or any Subsidiary, or

                       (c) orders the liquidation of the Company or any Subsidiary,

                  and the order or decree remains unstayed and in effect for 60 consecutive days.

                  The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  An Event of Default shall not be deemed to have occurred under clause (3), (5) or (6) until the Trustee shall have received written notice from the Company or any of the Holders or unless a Responsible Officer shall have knowledge of such Event of Default. A Default under clause (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02      ACCELERATION

                  If an Event of Default (other than an Event of Default specified in clauses (8) and (9) of Section 6.01 relating to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice in writing to the Company (and to the Trustee if given by the Holders) and the representative of holders of Indebtedness under the Credit Agreement, if any amounts are outstanding thereunder (an "Acceleration Notice"). Upon such declaration the principal and interest shall be due and payable immediately (together with the premium referred to in Section 6.01, if applicable). If an Event of Default specified in clause (8) or (9) of Section 6.01 relating to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs all outstanding Notes will become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03      OTHER REMEDIES

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by preceeding at law or in equity to collect the payment of principal, premium or Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04      WAIVER OF PAST DEFAULTS

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05      CONTROL BY MAJORITY

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of other Holders of Notes, that may involve the Trustee in personal liability or if the Trustee determines that it does not have adequate indemnification against any loss or espense; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This
Section 6.05 shall be in lieu of TIA Section 315(d)(3) and said TIA section is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.06      LIMITATION ON SUITS

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                       (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                       (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                       (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                       (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of in the indemnity; and

                       (e) during such 30-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07      RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08      COLLECTION SUIT BY TRUSTEE

                  If an Event of Default specified in Section 6.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee pursuant to Section 7.07.

SECTION 6.09      TRUSTEE MAY FILE PROOFS OF CLAIM

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10      PRIORITIES

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11      UNDERTAKING FOR COSTS

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12      RESTORATION OF RIGHTS AND REMEDIES

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discountinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01      DUTIES OF TRUSTEE

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)  Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of an Officers' Certificate or Opinion of Counsel, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture. This subparagraph (b)(ii) shall be in lieu of TIA
         Section 315(d)(3) and said TIA section is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)  this paragraph does not limit the effect of paragraph
(b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section; provided, that the standard of liability of the Trustee under this Indenture shall be interpreted in accordance with New York law.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of the Company or any Holders, unless the Company or such Holder, as the case may be, shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02      RIGHTS OF TRUSTEE

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to Section 10.05 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by two Officers of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) Except with respect to Section 4.01 herein, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.03      INDIVIDUAL RIGHTS OF TRUSTEE

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04      TRUSTEE'S DISCLAIMER

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05      NOTICE OF DEFAULTS

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA Section 315(b) and said TIA section is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 7.06      REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

                  Within 60 days after each December 1 beginning with the December 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07      COMPENSATION AND INDEMNITY

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

                  The Company shall indemnify the Trustee for, and hold the Trustee harmless against, any and all losses, liabilities or expenses (including, without limitation reasonable attorneys' fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08      REPLACEMENT OF TRUSTEE

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing, and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                  (a)  the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d)  the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09      SUCCESSOR TRUSTEE BY MERGER, ETC.

                  Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. The provisions of TIA Section 310 shall apply to the Company as obligor on the Notes.

SECTION 7.10      ELIGIBILITY; DISQUALIFICATION

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as obligor on the Notes.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02      LEGAL DEFEASANCE AND DISCHARGE

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and
Section 4.01 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith including, without limitation, Section 7.07 hereof, and (d) this Article 8.
The Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03      COVENANT DEFEASANCE

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(5) through 6.01(7) hereof shall not constitute Events of Default.

SECTION 8.04      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                       (a) the Company must irrevocably deposit with the
                  Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                       (b) in the case of an election under Section 8.02
                  hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                       (c) in the case of an election under Section 8.03
                  hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                       (d) no Event of Default or Default shall have occurred
                  and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(8) or 6.01(9) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                       (e) such Legal Defeasance or Covenant Defeasance will
                  not result in a breach or violation of, or constitute a default under the Senior Bank Debt or any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                       (f) the Company shall have delivered to the Trustee an
                  Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                       (g) the Company shall have delivered to the Trustee an
                  Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                       (h) the Company shall have delivered to the Trustee an
                  Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, in the case of the Officer's Certificate, (a) through (g) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the trust), (b), (c) and (e) of this paragraph relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee satisfactory to the Company and the Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06      REPAYMENT TO COMPANY

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07      REINSTATEMENT

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01      WITHOUT CONSENT OF HOLDERS OF NOTES

                  Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (a)        to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

                  (d) to provide for additional Guarantors as set forth in Section 4.15;

                  (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes
        (including the addition of any Subsidiary Guarantors) or that does not adversely affect the legal rights hereunder of any Holder of the Note;

                  (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (g) to evidence, and provide for acceptance of, the appointment of a successor Trustee hereunder.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, states that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02      WITH CONSENT OF HOLDERS OF NOTES

                  Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 4.07 and 4.08 hereof) and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its sole discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. The calculation of Holders of Notes so consenting shall be made pursuant to Section 2.09 hereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the written consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 4.07 and 4.08 hereof;

                  (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of, premium, if any, Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

                  (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.07 or 4.08 hereof); or

                  (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

                  In addition, any amendment to the subordination provisions of this Indenture will require the consent of the holders of Designated Senior Indebtedness if the amendment would adversely affect the holders of Designated Senior Indebtedness.

SECTION 9.03      COMPLIANCE WITH TRUST INDENTURE ACT

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05      NOTATION ON OR EXCHANGE OF NOTES

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06      TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture and this Indenture, as so amended or supplemented, constitute the valid and binding obligations of the Issuers, enforceable against each of them in accordance with their respective terms (subject to customary and necessary exceptions) and all conditions precedent have been complied with.


                                   ARTICLE 10
                                 SUBORDINATION

SECTION 10.01     AGREEMENT TO SUBORDINATE

                  The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Obligations in respect of Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness. This Article 10 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness.

SECTION 10.02     LIQUIDATION; DISSOLUTION; BANKRUPTCY

                  Upon any distribution to creditors of the Company or a Guarantor in a liquidation or dissolution of the Company or a Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or a Guarantor or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the Company's or Guarantors' assets and liabilities:





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                  (1)        holders of Senior Indebtedness or the applicable
        Guarantor Senior Indebtedness, as applicable, shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness or the applicable Guarantor Senior Indebtedness, as applicable (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness or the applicable Guarantor Senior Indebtedness, as applicable, whether or not allowable as a claim in any such proceeding), before Holders shall be entitled to receive any payment with respect to the Notes or the applicable Guarantees (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Notes to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

                  (2) until all Obligations with respect to the applicable Senior Indebtedness or the applicable Guarantor
        Senior Indebtedness, as applicable (as provided in subsection (1) above) are paid in full in cash or Cash Equivalents, any distribution to which Holders or the applicable Subsidiary Guarantees would be entitled but for this Article shall be made to holders of Senior Indebtedness or the applicable Guarantor Senior Indebtedness, as applicable (except that Holders or the applicable Guarantees may receive (i) securities that are subordinated to at least the same extent as the Notes or the applicable Subsidiary Guarantees to (a) Senior Indebtedness or the applicable Guarantor Senior Indebtedness, as applicable, and (b) any securities issued in exchange for the applicable Senior Indebtedness or the applicable Guarantor Senior Indebtedness, as applicable, and that have a final maturity date and weighted average life to maturity that is the same as or greater than the Notes or the applicable Subsidiary Guarantees, and that are not secured by collateral and (ii) payments made from the trust described under Section 8.02), as their interests may appear.

SECTION 10.03     DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS

                  The Company and the Guarantors may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes or the applicable Subsidiary Guarantees and may not acquire from the Trustee or any Holder any Notes or the applicable Subsidiary Guarantees for cash or property (other than (i) securities that are subordinated to at least the same extent as the Notes or the applicable Subsidiary Guarantees to (a) Senior Indebtedness or the applicable Guarantor Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness or the applicable Guarantor Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to
Section 8.04 hereof) until all principal and other Obligations with respect to the Senior Indebtedness or the applicable Guarantor Senior Indebtedness have been paid in full if:

                  (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Indebtedness (a "Payment Default"); or

                  (ii) a default, other than a Payment Default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to





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        accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.03 unless and until at least 360 days shall have elapsed since the effectiveness of the immediately
        prior Payment Blockage Notice.   No nonpayment default that existed or
        was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period ending after the expiration of such period of payment blockage that, in either case, would give rise to a new event of default, even though it is a breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose).

                  The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

                  (1) the date upon which the default is cured or waived, or

                  (2) in the case of a default referred to in Section 10.03(ii) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04     ACCELERATION OF NOTES

                  If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 10.05     WHEN DISTRIBUTION MUST BE PAID OVER

                  In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable.





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                  With respect to the holders of Senior Indebtedness, or
Guarantor Senior Indebtedness, as applicable, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, or Guarantor Senior Indebtedness, as applicable, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06     NOTICE BY COMPANY

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, as provided in this Article 10.

SECTION 10.07     SUBROGATION

                  After all Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, to receive distributions applicable to Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable. A distribution made under this
Article 10 to holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, that otherwise would have been made to Holders is not, as between the Company or a Guarantor, as applicable, and Holders, a payment by the Company or a Guarantor, as applicable, on the Notes.

SECTION 10.08     RELATIVE RIGHTS

                  This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                  (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable; or





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                  (3)        prevent the Trustee or any Holder from
        exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, to receive distributions and payments otherwise payable to Holders.

                  If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09     SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY

                  No right of any holder of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or a Guarantor, as applicable, or any Holder to comply with this Indenture.

SECTION 10.10     DISTRIBUTION OR NOTICE TO REPRESENTATIVE

                  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, the distribution may be made and the notice given to their Representative. The Company shall provide the Trustee with notice of the name and address of any Representative. In the absence of such notice, the Trustee may conclusively assume that no Representative exists.

                  Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11     RIGHTS OF TRUSTEE AND PAYING AGENT

                  Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative of Designated Senior Indebtedness may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.





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                  The Trustee in its individual or any other capacity may hold
Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12     AUTHORIZATION TO EFFECT SUBORDINATION

                  Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13     AMENDMENTS

                  The provisions of this Article 10 shall not be amended or modified in a manner materially adverse to the Holders of Senior Indebtedness without the written consent of the holders of all Designated Senior Indebtedness.



                                   ARTICLE 11
                             SUBSIDIARY GUARANTEES

SECTION 11.01     SUBSIDIARY GUARANTEES

                  Subject to the provisions of this Article 11, each Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, Liquidated Damages, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal of, and premium, if any, Liquidated Damages, if any and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of each Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with





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respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of
Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that the Subsidiary Guarantee will not be discharged except by payment in full of all principal, premium, if any, Liquidated Damages, if any, and interest on the Notes and all other costs provided for under this Indenture, or as provided in Section 8.01.

                  If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Subsidiary Guarantee.





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SECTION 11.02     EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES

                  To evidence the Subsidiary Guarantees set forth in Section
11.01 hereof, each of the Guarantors agrees that a notation of the Subsidiary Guarantees substantially in the form included in Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of the Guarantors, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

                  Each of the Guarantors agree that the Subsidiary Guarantees set forth in this Article 11 will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

                  If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03     GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

                  (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Guarantor shall no longer have any force or effect.

                  (b) Except as set forth in paragraph (c) of this Section 11.03, a Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity (whether or not affiliated with such Guarantor), unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) is organized under the laws of the United States or any state thereof, (ii) such person assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee under the Indenture;
(iii) immediately after giving effect to such transaction no Default or Event of Default exists; and (iv) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10 hereof. In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by





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such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (c) The Trustee, subject to the provisions of Section 11.04 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this Section 11.03. Such certificate and opinion shall comply with the provisions of Section 11.05.

SECTION 11.04     RELEASES FOLLOWING SALE OF ASSETS

                  Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of any Guarantor), any Liens in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.08 hereof. If the assets sold in such sale or other disposition include all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor in each case, in compliance with the terms hereof, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released from and relieved of its obligations under its Subsidiary Guarantee or Section 11.03 hereof as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.08 hereof. Upon delivery by the Company to the Trustee of an Officer's Certificate and Opinion of Counsel, and to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.08 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

SECTION 11.05     LIMITATION OF GUARANTOR'S LIABILITY

                  Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Article 11 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and





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
after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under the Subsidiary Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 11.06     APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTOR

                  (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

                  (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.02 as if references therein to the Company were references to such Guarantor.

                  (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Guarantor may be given or served as described in Section 12.02 as if references therein to Company were references to such Guarantor.

                  (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in
Section 11.04 hereof as if all references therein to the Company were references to such Guarantor.

SECTION 11.07     SUBORDINATION OF SUBSIDIARY GUARANTEES

                  The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to all Obligations in respect of the Guarantor Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to all Obligations in respect of the Senior Indebtedness of the Company. For the purposes of the foregoing sentence, (a) each Guarantor may make, and the Trustee and the Holders of the Notes shall have the right to receive and/or retain, payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof, and (b) the rights and obligations of the relevant parties relative to the Subsidiary Guarantees and the Guarantor Senior Indebtedness shall be the same as their respective rights and obligations relative to the Notes and Senior Indebtedness of the Company pursuant to Article 10.





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                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01     TRUST INDENTURE ACT CONTROLS

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.02     NOTICES

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                       Steel Heddle Mfg. Co.
                       1801 Rutherford Road
                       Greenville, South Carolina  29607
                       Telecopier No.:  (864) 244-4110
                       Attention:  Chief Financial Officer

                  If to the Trustee:

                       United States Trust Company
                        of New York
                       114 West 47th Street
                       New York, New York 10036
                       Telephone No.:  (212) 852-1000
                       Telecopier No.:  (212) 852-1626
                       Attention:  Corporate Trust Department

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.





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                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a)        an Officers' Certificate in form and
        substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06     RULES BY TRUSTEE AND AGENTS

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08     GOVERNING LAW

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT BY A HOLDER OF ANY OF THE NOTES OR BY THE TRUSTEE IN ORDER TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS INDENTURE OR UNDER THE NOTES, THE ISSUERS HEREBY CONSENTS AND WILL SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK. THE ISSUERS HEREBY AGREES TO ACCEPT SERVICE OF PROCESS BY NOTICE GIVEN TO IT PURSUANT TO THE PROVISIONS OF SECTION 12.02.

SECTION 12.09     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10     SUCCESSORS

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11     SEVERABILITY

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12     COUNTERPART ORIGINALS

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13     TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                  IN WITNESS WHEREOF, the parties have executed this Indenture as of the dates set forth opposite each signature block below.


Dated as of May 26, 1998                STEEL HEDDLE MFG. CO.


                                        By: /s/ Benjamin G. Team
                                            ---------------------------------
                                                Benjamin G. Team
                                                President

Attest:
        --------------------------
Name:
Title:


Dated as of May 26, 1998                HEDDLE CAPITAL CORP.


                                        By: /s/ Jerry B. Miller
                                            ---------------------------------
                                                Jerry B. Miller
                                                President

Attest:
        --------------------------
Name:
Title:


Dated as of May 26, 1998                STEEL HEDDLE INTERNATIONAL, INC.


                                        By: /s/ Benjamin G. Team
                                            ---------------------------------
                                                Benjamin G. Team
                                                President

Attest:
        --------------------------
Name:
Title:

Dated as of May 26, 1998                UNITED STATES TRUST COMPANY OF NEW
                                        YORK


                                        By: /s/ Christine C. Collins
                                            ---------------------------------
                                                Name:   Christine C. Collins
                                                Title:  Assistant Vice President



                                                (SEAL)

                                   Exhibit A
                                (Face of Note)

           10.625% [Series A] [Series B] Senior Subordinated Notes due 2008

           No.                                               $100,000,000

                             STEEL HEDDLE MFG. CO.

           promises to pay to Cede & Co. or registered assigns, the principal sum of

           ___________________ Dollars on June 1, 2008


           Interest Payment Dates:  June 1 and December 1

           Record Dates: May 15 and November 15

           Dated: ____________, 1998

                                        STEEL HEDDLE MFG. CO.

                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                        (SEAL)


This is one of the 10.625% Senior
Subordinated Notes referred to in the
within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK
as Trustee

By:
   ----------------------------------------------

                                 (Back of Note)

        10.625% [Series A] [Series B] Senior Subordinated Notes due 2008

                  [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OR A DEPOSITORY OR A SUCCESSOR DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

                  THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
          HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (As defined in Rule 144A under the Securities
                       Act) (A "QIB") OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANYOR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS



--------------------

    (1) Include this paragraph only if the certificate represents a Global Note.

                       OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT,
                       (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

                  Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

                  1. Interest. Steel Heddle Mfg. Corp., a Pennsylvania corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10.625% per annum from May 26, 1998 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest, premium and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Notes under an Indenture dated as of May 26, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Company limited to $100,000,000 in aggregate principal amount.

                  5.  Optional Redemption.

                       (a) Except as set forth in clause (b) of this Section of this Note, the Company shall not have the option to redeem the Notes prior to June 1, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

                       YEAR                                                  PERCENTAGE
                       ----                                                  ----------
                         2003 . . . . . . . . . . . . . . . . . . . . . . .  105.313%
                         2004   . . . . . . . . . . . . . . . . . . . . . .  103.542%
                         2005 . . . . . . . . . . . . . . . . . . . . . . .  101.771%
                         2006 and thereafter  . . . . . . . . . . . . . . .  100.000%

                       (b) Notwithstanding the provisions of clause (a) of this Section of the Notes, at any time prior to June 1, 2001, the Company may (but shall not have the obligation to) redeem up to 35% of the original aggregate principal amount of the Notes at a redemption price of 110.625% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the Net Cash Proceeds received by the Company from one or more of Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

                          (c)  Notice of redemption will be mailed at least 30
days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of Holder thereof upon cancellation of the original Note. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the redemption date.

                  6.  Mandatory Redemption.

                  The Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  7.  Repurchase at Option of Holder.

                          (a)     Upon the occurrence of a Change of Control,
each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase on a date (the "Change of Control Payment") no later than 60 Business Days after the occurrence of the Change of Control. Within 35 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice, which offer shall remain open for at least 20 Business Days following its commencement, but in any event no longer than 30 Business Days. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this paragraph, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

                  On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the

Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Designated Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Designated Senior Indebtedness to permit the repurchase of Notes required by this covenant. The Company will not be required to purchase any Notes until it has complied with the preceding sentence, but the Company's failure to make a Change of Control Offer when required or to purchase tendered Notes when tendered shall constitute an Event of Default. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                          (b)     The Company will not, and will not permit any
of its Subsidiaries to, engage in an Asset Sale in excess of $1,000,000 unless
(i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interest sold or otherwise disposed of and, in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, and (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto, but excluding contingent liabilities and trade payables) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets and from which the Company or such Subsidiary are unconditionally released from liability and (y) any notes, securities or other obligations received by the Company or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash shall (to the extent of the cash received) be deemed to be cash for purposes of this provision and the receipt of such cash shall be treated as cash received from the Asset Sale for which such Notes or obligations were received.

                  The Company or any of its Subsidiaries may apply the Net Proceeds from each Asset Sale, at its option within 360 days, (a) to permanently reduce any Senior Indebtedness, Guarantor Senior Indebtedness or, in the case of an Asset Sale by a Foreign Subsidiary to permanently reduce Indebtedness of such Foreign Subsidiary (and in the case of any senior revolving indebtedness to correspondingly permanently reduce commitments with respect thereto), (b) to make capital expenditures, to commit to the acquisition of another business or the acquisition of other long-term assets, in each case, in the same or a Related Business, or (c) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") and to holders of other Indebtedness of the Company outstanding ranking on a parity with the Notes with similar provisions requiring the Company to make a similar offer with proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, to purchase the maximum principal amount (or accreted value, as applicable) of Notes and such other Indebtedness, if any, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes and such Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                  8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Subsidiary Guarantors) or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the

Trust Indenture Act or to evidence and provide for acceptance of, the appointment of a successor Trustee.

                  11. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section
4.07 and 4.08 of the Indenture, which failure remains uncured for 30 days; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain nonappealable final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) a declaration that any of the Subsidiary Guarantees is unenforceable; or (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by the Holders) and the representative of holders of Indebtedness under the Credit Agreement, if any amounts are outstanding thereunder. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will (i) become due and payable without further action or notice or (ii) if there are any amounts outstanding under the Credit Agreement, become due and immediately payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the representative of the holders of the Indebtedness under the Credit Agreement of the Acceleration Notice, but only if an Event of Default is then continuing. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  12. Subordination. The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment to the prior payment in full of Senior Indebtedness as set forth in Article 10 of the Indenture.

                  13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                                  Steel Heddle Mfg. Co.
                                  1801 Rutherford Road
                                  Greenville, South Carolina  29607
                                  Telecopier No.: (864) 268-3823
                                  Attention: Chief Financial Officer

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE

                          The following exchanges of a part of this Global Note
for Definitive Notes have been made:


                                                                    Principal Amount of this       Signature of
                      Amount of decrease in  Amount of increase in    Global Note following   authorized officer of
                       Principal Amount of    Principal Amount of         such decrease          Trustee or Note
  Date of Exchange      this Global Note        this Global Note          (or increase)             Custodian
 ------------------- ----------------------  ---------------------- ------------------------- ---------------------


                                Assignment Form

 To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)


and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:
      -------------------------------------


                  Your Signature:
                                 -----------------------------------------------
                                 (Sign exactly as your name appears on the face
                                                  of this Note)

Signature Guarantee.

                       Option of Holder to Elect Purchase

                 If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:

[ ]       Section 4.07                             [ ]       Section 4.08

                 If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $___________


Date:                             Your Signature:
     ---------------------                       ------------------------------
                                                 (Sign exactly as your name
                                                    appears on the Note)

                                  Tax Identification No.:
                                                         ----------------------

Signature Guarantee.

                                   EXHIBIT B

                              SUBSIDIARY GUARANTEE

                 The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successor or assign under the Indenture (the "Indenture") and any additional Guarantors), has irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the 10.625% Senior Subordinated Notes due 2008 (the "Notes") of Steel Heddle Mfg. Co., a Pennsylvania corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 11 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

                 The obligations of each Guarantor to the Holder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

                 No stockholder, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                 This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

                 This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                 The Obligations of each Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

                 The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to Article 11 of the Indenture shall be junior and subordinated to the

Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor on the same basis as the Notes are junior and subordinated to the Senior Indebtedness of the Company. For the purposes of the foregoing sentence, (a) each Guarantor may make, and the Trustee and the Holders of the Notes shall have the right to receive and/or retain, payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article 10 thereof, and (b) the rights and obligations of the relevant parties relative to the Subsidiary Guarantees and the Guarantor Senior Indebtedness shall be the same as their respective rights and obligations relative to the Notes and Senior Indebtedness of the Company pursuant to Article 10 of the Indenture.

                 THE TERMS OF ARTICLE 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                 Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                        Guarantors:


                                        HEDDLE CAPITAL CORP.


                                        By:
                                           -------------------------------------
                                           Jerry B. Miller
                                           President

                                        STEEL HEDDLE INTERNATIONAL, INC.


                                        By:
                                           -------------------------------------
                                           Benjamin G. Team
                                           President

                                   EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re:  10.625% Senior Subordinated Notes due 2008

                 This Certificate relates to $____________ principal amount of Notes held in * ________ book-entry or *_______ definitive form by ________________ (the "Transferor").

The Transferor*:



[ ]              has requested the Trustee by written order to deliver in
exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or


[ ]              has requested the Trustee by written order to exchange or
register the transfer of a Note or Notes.


[ ]              In connection with such request and in respect of each such
Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*


[ ]              Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).


[ ]              Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i) or Section 2.06(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)


[ ]              Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).


--------------------
*        Check applicable box.

[]               Such Note is being transferred in reliance on and in
compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).


                                        ----------------------------------------
                                        [INSERT NAME OF TRANSFEROR]


                                        By:
                                           -------------------------------------


                                        Date:
                                             -----------------------------------





--------------------
*        Check applicable box.





                                      C-2